EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the stock and asset purchase transaction among Discovery Partners, Galapagos and Biofocus completed on July 5, 2006. Under the Stock and Asset Purchase Agreement, Galapagos or Biofocus acquired all of the outstanding equity interests or capital stock of Discovery Partners International AG, ChemRx Advanced Technologies, Inc., Xenometrix, Inc., and Discovery Partners International, L.L.C., each of which are Discovery Partners’ subsidiaries. Biofocus also acquired, or will acquire, certain specified assets that were or are held at the Discovery Partners parent level, such as certain items of Discovery Partners’ intellectual property and Discovery Partners’ information technology infrastructure, financial/accounting infrastructure, office furniture and other associated equipment, as well as certain contracts that were or are held at the Discovery Partners parent level and were or will be assigned to Biofocus, such as Discovery Partners’ lease for its San Diego facility, its patent license agreement with Abbott Labs, Incorporated and its agreement with The National Institutes of Mental Health. Consideration provided for the stock and assets totaled $5.4 million in cash, with adjustments based on specified working capital balances and Discovery Partners International AG’s cash balances as of June 30, 2006, and Galapagos and Biofocus agreed to assume all related liabilities. The assets and liabilities of Discovery Partners that were not sold in the stock and asset purchase transaction with Galapagos and Biofocus consist primarily of cash, cash equivalents, short-term investments, interest receivables, restricted cash and certain working capital items related to the corporate administrative function of Discovery Partners that will be used to complete the transactions contemplated by the Merger Agreement with Infinity Pharmaceuticals that was entered into on April 11, 2006 and is pending. In addition, Discovery Partners’ and its subsidiaries’ employees became employees of Galapagos and Biofocus, except for approximately 16 general and administrative personnel. As a result of the stock and asset purchase transaction, Discovery Partners reflects the historical operating results relating to the Discovery Partners subsidiaries and various assets sold as discontinued operations in the unaudited pro forma condensed consolidated financial information. The actual amounts recorded as of the completion of the stock and asset purchase transaction may differ materially from the information presented in these unaudited pro forma condensed consolidated financial statements as a result of:

•	changes in working capital balances between the period ended March 31, 2006 and the effective date of closing of the stock and asset purchase transaction of July 5, 2006,

•	the foreign currency impact of long-term intercompany balances to be settled/liquidated at the effective date of divestiture,

•	the fair value of assets and liabilities sold, such as restructuring charges, and

•	the impact, if any, as a result of the working capital purchase price adjustment.

The unaudited pro forma condensed consolidated financial statements presented below are based on the historical financial statements of Discovery Partners, adjusted to give effect to the divestiture of the operating subsidiaries and certain assets of Discovery Partners for accounting purposes. The pro forma condensed consolidated financial statements do not give effect to the pending Merger with Infinity Pharmaceuticals. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2006 gives effect to the stock and asset purchase transaction with Galapagos and Biofocus as if it occurred on March 31, 2006. Discovery Partners’ balance sheet information was derived from its unaudited consolidated balance sheet as of March 31, 2006 as reported in its unaudited condensed consolidated financial statements.

The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2006 and the years ended December 31, 2005, 2004 and 2003 are presented as if the stock and asset purchase transaction with Galapagos and Biofocus were consummated on January 1, 2003. The historical results of Discovery Partners were derived from its unaudited condensed consolidated financial statements for the three months ended March 31, 2006 and audited consolidated statement of operations for the years ended December 31, 2005, 2004 and 2003.

The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Discovery Partners disposed of its operating subsidiaries and certain assets during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this Form 8-K. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Discovery Partners for the three months ended March 31, 2006 and for the years ended December 31, 2005, 2004 and 2003 as included in filings with the SEC.

Discovery Partners International, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2006

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$80,128,202	$5,400,000	A,D	$86,653,827
		1,125,625	F
Other current assets	5,818,337	(4,920,712	)A	897,625

Total current assets	85,946,539	1,604,913		87,551,452
Property and equipment, net	4,953,203	(4,953,203	)A	—
Other assets, net	1,871,598	(745,973	)A	—
		(1,125,625	)F

Total assets	$92,771,340	$(5,219,888)		$87,551,452

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current liabilities	$4,210,148	$(2,751,765	)B	$1,523,383
		65,000	D
Deferred revenue	1,421,804	(1,421,804	)B	—

Total current liabilities	5,631,952	(4,108,569)		1,523,383
Other long-term liabilities	864,145	(864,145	)B	—

Total liabilities	6,496,097	(4,972,714)		1,523,383
Stockholders’ equity:
Common stock	26,454	—		26,454
Treasury stock	(1,037,190)	—		(1,037,190)
Additional paid-in capital	210,118,840	—		210,118,840
Accumulated other comprehensive income	99,778	(401,008	)C	(301,230)
Accumulated deficit	(122,932,639)	153,834	D	(122,778,805)

Total stockholders’ equity	86,275,243	(247,174)		86,028,069

Total liabilities and stockholders’ equity	$92,771,340	$(5,219,888)		$87,551,452

Discovery Partners International, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Three Months Ended March 31, 2006
	Historical	Pro Forma Adjustments		Pro Forma
Revenues	$4,338,795	$(4,338,795	)E	$—
Cost of revenues	5,011,684	(5,011,684	)E	—

Gross margin	(672,889)	672,889		—
Operating expenses:
Research and development	980,400	(980,400	)E	—
Selling, general and administrative	3,606,983	(1,033,346	)E	2,573,637
Impairment of long-lived assets	3,225,282	(3,225,282	)E	—
Restructuring	1,572,976	(1,572,976	)E	—

Total operating expenses	9,385,641	(6,812,004)		2,573,637
Interest income, net	854,055	1,186	E	855,241
Other income (loss), net	158	4,054	E	4,212

Net loss from continuing operations	$(9,204,317)	$7,490,133		$(1,714,184)

Earnings Per Share from continuing operations:

Basic and diluted	$(0.35)			$(0.07)

Weighted average shares outstanding:

Basic and diluted	26,112,186			26,112,186

Discovery Partners International, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2005
	Historical	Pro Forma Adjustments		Pro Forma
Revenues	$34,836,977	$(34,836,977	)E	$—
Cost of revenues	25,107,968	(25,107,968	)E	—

Gross margin	9,729,009	9,729,009		—
Operating expenses:
Research and development	3,919,065	(3,919,065	)E	—
Selling, general and administrative	16,084,182	(5,400,740	)E	10,683,442
Impairment of long-lived assets	4,721,367	(4,721,367	)E	—
Restructuring	1,040,258	(1,040,258	)E	—

Total operating expenses	25,764,872	(15,081,430)		10,683,442
Interest income, net	2,019,028	4,808	E	2,023,836
Other income (loss), net	296,300	(113,385	)E	182,915

Net loss from continuing operations	$(13,720,535)	$5,243,844		$(8,476,691)

Earnings Per Share from continuing operations:

Basic and diluted	$(0.53)			$(0.33)

Weighted average shares outstanding:

Basic and diluted	25,919,393			25,919,393

Discovery Partners International, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2004
	Historical	Pro Forma Adjustments		Pro Forma
Revenues	$44,267,657	$(44,267,657	)E	$—
Cost of revenues	25,144,923	(25,144,923	)E	—

Gross margin	19,122,734	(19,122,734)		—
Operating expenses:
Research and development	1,546,091	(1,546,091	)E	—
Selling, general and administrative	15,379,176	(5,656,215	)E	9,722,961
Restructuring	—	—		—

Total operating expenses	16,925,267	(7,202,306)		9,722,961
Interest income, net	1,418,724	—		1,418,724
Other income (loss), net	(231,011)	349,099	E	118,088

Net income (loss) from continuing operations	$3,385,180	$(11,571,329)		$(8,186,149)

Earnings Per Share from continuing operations:

Basic	$0.13			$(0.32)

Diluted	$0.13			$(0.32)

Weighted average shares outstanding:

Basic	25,318,937			25,318,937

Diluted	26,271,625			25,318,937

Discovery Partners International, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2003
	Historical	Pro Forma Adjustments		Pro Forma
Revenues	$45,209,251	$(45,209,251	)E	$—
Cost of revenues	27,618,277	(27,618,277	)E	—

Gross margin	17,590,974	(17,590,974)		—
Operating expenses:
Research and development	513,735	(513,735	)E	—
Selling, general and administrative	13,733,873	(4,952,214	)E	8,781,659
Restructuring	1,872,986	(1,872,986	)E	—

Total operating expenses	16,120,594	(7,338,935)		8,781,659
Interest income, net	1,757,235	31,269	E	1,788,504
Other income (loss), net	50,166	(39,553	)E	10,613

Net income (loss) from continuing operations	$3,277,781	$(10,260,323)		$(6,982,542)

Earnings Per Share from continuing operations:

Basic	$0.13			$(0.29)

Diluted	$0.13			$(0.29)

Weighted average shares outstanding:

Basic	24,343,721			24,343,721

Diluted	25,076,805			24,343,721

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A)	To reflect the sale of the operating assets of the subsidiaries sold, such as accounts receivable, inventories, prepaid expenses and other current assets. All assets were sold with the exception of Discovery Partners’ cash, cash equivalents and short-term investments totaling $80.0 million, $502,000 in interest receivables related to Discovery Partners’ cash equivalents and short-term investments, prepaid directors and officers insurance and general insurance of $210,000, a receivable due from the buyers of the IRORI instrumentation product lines of approximately $92,000 and ancillary refunds due from corporate related activities totaling approximately $94,000.

(B)	To reflect the sale of the operating liabilities of the subsidiaries sold such as accounts payable, accrued compensation, accrued expenses, deferred revenue, deferred rent and restructuring accruals. All liabilities were assumed by the buyers with the exception of Discovery Partners’ accruals for fees relating to strategic activities and costs associated with operating as a publicly traded company of approximately $1.2 million, and compensation related obligations to the individuals remaining with Discovery Partners post-sale totaling $300,000.

(C)	To reflect the liquidation of foreign currency related balances held in Other Comprehensive income as a result of settlement of intercompany obligations in connection with the sale of the foreign subsidiaries.

(D)	To reflect the gain on sale of the various subsidiaries and certain assets sold to Biofocus based on the proceeds received of $5.4 million, net of accrued transaction related costs estimated to be $65,000 consisting primarily of legal fees. There is no provision made for any working capital purchase price adjustment, in accordance with the stock and asset purchase agreement, due to the lack of definitive information at the time of this filing for presentation in these pro forma statements.

(E)	To reflect the operating results of the subsidiary entities sold as discontinued operations with the exception of the following:

•	certain general and administrative costs associated with activities of operating a publicly traded company, such as legal and accounting advisory costs,

•	executive salaries, corporate development, consulting fees,

•	insurance coverages and

•	costs associated with the individuals employed to support the corporate activities of the organization for the periods presented.

Also excluded is interest income related to the short-term investments and miscellaneous costs that remain at Discovery Partners after the transaction.

(F)	To reclass lease deposits and restricted cash which collateralize lease contracts to cash and cash equivalents. These lease deposits were not sold in connection with the stock and asset purchase transaction with Galapagos and Biofocus and will be liquidated after the lease contracts are assigned to Biofocus, which are expected to occur within 90 days of the closing of the sale.